EXHIBIT 3.2.4
                            U.S. WIRELESS CORPORATION

                          CERTIFICATE OF DESIGNATION OF

                            SERIES C PREFERRED STOCK

     U.S. Wireless Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         That, pursuant to the authority conferred upon the Board of Directors by Article FOURTH of its Restated Certificate of Incorporation (the "Charter") and the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by the unanimous written consent of its members, adopted a resolution setting forth the designations, preferences, qualifications, privileges, limitations, conversion rights and other rights of a series of its Preferred Stock consisting of 150,000 shares, which resolution is as follows:

         "RESOLVED, that, pursuant to the authority vested in the Board of Directors by Article FOURTH of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby approves, authorizes and establishes a series of Preferred Stock, par value $0.01 per share, such series to be designated "Series C Preferred Stock" and to consist of 150,000 shares. Each share of Series C Preferred Stock shall have the following preferences, qualifications, privileges, limitations conversion rights and other rights:

                            Series C Preferred Stock

         Section 1. Designation. There is hereby established a series of Preferred Stock, par value $0.01 per share, designated "Series C Preferred Stock" (herein referred to as the "Series C Preferred Stock" or this "Series").

         Section 2.        Dividends.
                           ---------

                  (a)      General Obligation.
                           ------------------

                  (i) When and as declared by the Board of Directors of the Corporation, and to the extent permitted under the Delaware General Corporation Law, the Corporation shall pay dividends to the holders of Series C Preferred Stock at the times and in the amounts provided for in this Section 2. Except as otherwise provided herein, cumulative dividends on the Series C Preferred Stock shall accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed) at the rate per annum of six and one-half percent (6.5%) per share of Series C Preferred Stock, with the Series C Preferred Stock being valued (subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series) at $200 per share for such purpose, from and including the date of issuance of each such share of Series C Preferred Stock. Holders of Series C Preferred Stock shall be entitled to receive such dividends prior and in preference to payment of any dividend upon (including accrued dividends), or the setting apart of any moneys or other property of the Corporation (other than shares of Junior Securities) for payment of any dividend upon, any Junior Security. Such dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation originally issues any share of Series C

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         Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series C Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such share of Series C Preferred Stock. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series. The per share dividend amount payable to each holder of record of Series C Preferred Stock on any Dividend Reference Date shall be rounded to the nearest cent. Except as otherwise provided in Section 2(a)(ii), all dividends on the Series C Preferred Stock shall be payable in cash.

                  (ii) Notwithstanding the provisions of Section 2(a)(i), if the accrued dividend payable on any Dividend Reference Date occurring on or before June 1, 2003 is not declared and paid in full in cash on such Dividend Reference Date, the amount payable as a dividend on such Dividend Reference Date that is not paid in cash on such Dividend Reference Date shall, subject to the terms of any Parity Securities or Senior Securities, be declared and paid in additional shares of Series C Preferred Stock, with such additional shares of Series C Preferred Stock being valued (subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series) at $200 per share for such purpose, on such Dividend Reference Date; provided that the Corporation may at its option pay cash in lieu of any fractional shares that may otherwise be issuable pursuant to this sentence. Such amount payable as a dividend on such Dividend Reference Date shall be deemed paid in full and shall not accumulate to the extent that such amount is so paid in cash or additional shares of Series C Preferred Stock.

                  (iii) Each dividend will be payable or issuable, as the case may be, to holders of record of the Series C Preferred Stock as they appear on the stock transfer books of the Corporation on a record date, which shall be not more than thirty (30) nor less than ten (10) days before the relevant Dividend Reference Date, fixed by the Board of Directors of the Corporation. The Corporation shall at all times reserve and keep available out of its authorized but unissued Series C Preferred Stock the full number of shares of Series C Preferred Stock thereafter deliverable as dividends upon the then outstanding shares of Series C Preferred Stock pursuant to this Section 2(a), and shall take all such actions and obtain all such approvals, consents, authorizations, licenses, orders or permits as may be necessary to enable the Corporation lawfully to issue such Series C Preferred Stock as provided herein.

                  (b) Payment of Dividends. Dividends accrued on the Series C Preferred Stock shall be payable semi-annually beginning June 1, 2000 and thereafter on June 1 and January 1 of each following year (each such date being referred to herein as a "Dividend Reference Date"), when and as declared by the Board of Directors of the Corporation in accordance with this Section 2.


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                  (c) Distribution of Partial Dividend Payments.  If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Series C Preferred Stock, such payment shall be distributed among the holders of the Series C Preferred Stock, so that an equal amount shall be paid (as nearly as possible) with respect to each outstanding share of Series C Preferred Stock.

                  (d) Priority. So long as any share of Series C Preferred Stock remains outstanding:

                  (i) No dividend (payable other than in shares of Junior Securities) whatsoever shall be paid upon, or moneys or other property of the Corporation set apart for payment of any dividend upon, any Junior Security nor shall any Junior Security be redeemed or purchased by the Corporation or any subsidiary thereof (except by conversion into or exchange for Junior Securities) nor shall any moneys or other property be paid to or made available for a sinking fund for any such redemption or purchase of any Junior Security.

                  (ii) No full dividend (payable other than in shares of Junior Securities) shall be paid upon, or moneys or other property of the Corporation set apart for payment of any full dividend upon, any Parity Securities, unless all dividends on all outstanding shares of Series C Preferred Stock accrued through the most recent Dividend Reference Date shall have been paid in cash or declared and sufficient moneys set aside for payment thereof. If all such dividends on all outstanding shares of Series C Preferred Stock are not paid in accordance with the preceding sentence, the Series C Preferred Stock shall share dividends pro rata with such Parity Securities.

         Section 3.        Liquidation.
                           -----------

         Subject to the rights of holders of any Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Junior Securities of the Corporation an amount in cash equal to the aggregate Liquidation Value of all Series C Preferred Stock outstanding, and the holders of the Series C Preferred Stock shall not be entitled to any further payment or claim to any of the remaining assets of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among holders of Series C Preferred Stock and any Parity Securities are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series C Preferred Stock held by each such holder of Series C Preferred Stock and the liquidation preference of such Parity Securities held by the holders thereof. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series C Preferred Stock. None of the voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary within the meaning of this Section 3, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.


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         Section 4.        Redemption.
                           ----------

                  (a)      Optional Redemption by the Corporation.
                           --------------------------------------

                  (i) At any time on and after the date of any Optional Redemption Event but subject to Section 4(a)(ii) below, the Corporation may, at its election, redeem all or any part of the outstanding shares of Series C Preferred Stock out of funds legally available therefor, at a price per share equal to the Redemption Price. Not less than thirty
         (30) nor more than sixty (60) days prior written notice shall be given to the holders of record of the Series C Preferred Stock so elected to be redeemed pursuant to this Section 4(a)(i). Such notice shall specify the Redemption Price and the place within the United States of America at which and the date, which date shall be a Business Day, on which the shares so called for redemption shall be redeemed.

                  (ii) Notwithstanding the provisions of Section 4(a)(i) above, the holder of any shares of Series C Preferred Stock called for redemption shall have the right to convert such shares into fully paid, non-assessable shares of Common Stock by delivery of endorsed certificates, evidence of the payment of any transfer or similar tax, if required, and instructions in accordance with Section 5(c) below at any time prior to payment by the Corporation of the Redemption Price therefor, and no share of Series C Preferred Stock with respect to which a holder has timely complied with such delivery requirements in accordance with Section 5(c) below shall be subject to redemption pursuant to Section 4(a)(i).

                  (iii) Notwithstanding the foregoing provisions of this Section, unless the full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series C Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

                  (b) Redemption Price Payment. For each share of Series C Preferred Stock which is to be redeemed pursuant to Section 4(a), the Corporation shall be obligated, on the later of the Redemption Date for such share or the date that is three (3) Business Days after the date on which the holder thereof surrenders at the Corporation's principal office (or other place within the United States of America identified in the applicable notice for

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surrender  of  share  certificates)  the  certificate  representing  such  share together with a stock power therefor duly endorsed in blank, to pay to the holder thereof an amount in cash equal to the Redemption Price.

                  (c) Determination of the Number of Shares of each Holder's Series C Preferred Stock to be Redeemed. The number of shares of Series C
Preferred Stock to be redeemed from each holder thereof in redemptions by the Corporation pursuant to Section 4(a), if less than all such shares, shall be the number of shares of Series C Preferred Stock, rounded (at the option of the Corporation) to the nearest whole share, determined by multiplying the total number of shares of Series C Preferred Stock desired to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series C Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series C Preferred Stock then outstanding, provided, that in any redemption of fewer than all outstanding shares of the Series C Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100 as may be determined by the Board of Directors..

                  (d) Effect of Redemption Date. From and after the Redemption Date for any shares of Series C Preferred Stock, dividends on the shares of this Series so redeemed shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so redeemed (except the right to receive from the Corporation the Redemption Price, upon surrender at the Corporation's principal office (or other place within the United States of America identified in the applicable notice for surrender of share certificates) of the certificate representing such shares together with a stock power therefor duly endorsed in blank) shall cease (including any right to receive dividends otherwise payable on any Dividend Reference Date that would have occurred after the Redemption
Date), provided, however, that to the extent the Corporation defaults in the payment in full of the Redemption Price for any shares of Series C Preferred Stock on the Redemption Date (or, if applicable, on a later date on which a holder surrenders certificates and duly endorsed stock powers), such shares shall remain outstanding and continue to accrue dividends and all rights of the holders thereof as stockholders of the Corporation with respect to such shares shall continue until the Corporation has paid in full the Redemption Price, calculated as of the date of such payment, for such shares. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

         Section 5.        Conversion.
                           ----------

                  (a) Conversion on Demand of Holder. Subject to the terms and conditions of this Section 5, each share of Series C Preferred Stock may be converted, at any time at the option of the holder, into such number of fully paid, non-assessable shares of Common Stock determined pursuant to Section 5(b).

                  (b) Determination of the Number of Shares of Common Stock Issuable upon Conversion. The number of shares of Common Stock issuable upon conversion of each share of the Series C Preferred Stock shall be determined by dividing the Liquidation Value of such share by the Conversion Price (as hereinafter defined) in effect on the date of conversion (calculated as to each

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conversion to the nearest whole  cent)(the  "Conversion  Date").  The Conversion
Price shall initially equal $19.03; provided, however, that the Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 5 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 5.

                  (c)      Conversion Procedures.
                           ---------------------

                  (i) Subject to the terms and conditions of this Section 5, upon surrender to the Corporation at the Corporation's principal office, the office of the transfer agent or such other place or places within the United States of America, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Series C Preferred Stock to be converted pursuant to Section 5(a) together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the Person to whom such shares of Common Stock are to be issued, the Corporation shall issue the number of full shares of Common Stock rounded to the nearest whole number issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such shares of Common Stock. Upon surrender of a certificate representing shares of Series C Preferred Stock to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Series C Preferred Stock represented by the certificate surrendered for conversion.

                  (ii) From and after the Conversion Date, dividends on the shares of this Series so converted shall cease to accrue, such shares shall no longer be deemed to be outstanding, the holders of shares of Series C Preferred Stock shall be deemed holders of the shares of Common Stock issuable upon conversion thereof and all rights of such holders as holders of Series C Preferred Stock (except the right to receive from the Corporation certificates representing such number of fully paid, non-assessable shares of Common Stock determined pursuant to Section 5(b), upon surrender at the Corporation's principal office (or other place within the United States of America identified in the applicable notice for surrender of share certificates) of the certificate representing such shares of Series C Preferred Stock duly endorsed to the Corporation or in blank, together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation specifying the name and address of the Person to whom such shares of Common Stock are to be issued) shall cease (including any right to receive dividends on the shares of this Series otherwise payable on any Dividend Reference Date that would have occurred after the Conversion Date).

                  (iii) No fractional shares of Common Stock shall be issued pursuant to this Section 5.


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                  (d) Taxes. The Corporation  shall pay all documentary,  stamp, or similar issue or transfer tax due on the issuance of shares of Common Stock upon conversion of shares of Series C Preferred Stock; provided, however, that the holder of shares of Series C Preferred Stock so converted shall pay any such tax which is due because such shares are to be issued in a name other than that of such holder.

                  (e) Adjustments to Conversion Price. The Conversion Price in effect at any time shall be adjusted as follows:

                  (i) In the event that the Corporation shall (A) pay a stock dividend or make a distribution on its Common Stock in shares of Common Stock or other capital stock of the Corporation, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which it would have owned or been entitled to receive immediately following such action had such shares been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5(e)(i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 5(e)(i), the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (ii) Except as provided in Section 5(e)(i) and Section 5(f), in the event that the Corporation shall, within one year of the Series C Preferred Stock date of issuance, issue or sell shares of Common Stock (or any rights, warrants or options to subscribe for or purchase Common Stock, or other securities convertible into or exercisable or exchangeable for Common Stock), and both (A) the price at which such shares of Common Stock are issued or sold (or the price at which such securities are exercisable or convertible into Common Stock) is less than the Conversion Price in effect immediately prior to such issuance or sale, and (B) the aggregate number of such shares of Common Stock (and such shares of Common Stock issuable upon exercise or exchange thereof) is equal to two percent (2%) or more of the outstanding shares Common Stock on a fully diluted basis as of the date of issuance or sale of any such securities, then the Conversion Price then in effect shall be adjusted to equal the price described in clause (A) of this
         Section 5(e)(ii) at which such shares of Common Stock were issued or sold.


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                  (f) No Adjustment in Certain Instances. Anything herein to the contrary notwithstanding, no adjustment will be made to the Conversion Price by reason of (i) the issuance of Common Stock (or any rights, warrants or options to subscribe for or purchase Common Stock, or other securities convertible into or exercisable or exchangeable for Common Stock) to employees, consultants or directors of the Corporation pursuant to employee benefit plans or otherwise, or the issuance of Common Stock upon the conversion, exercise or exchange thereof,
(ii) the issuance of Common Stock upon the conversion, exercise or exchange of options, rights or warrants to purchase, or securities convertible into, Common Stock that are issued and outstanding on the date that the Series C Preferred Stock Certificate of Designation is filed with the Secretary of State of the State of Delaware, (iii) the issuance of Common Stock upon the conversion of the Series C Preferred Stock, (iv) the issuance of Common Stock upon the exercise of rights, warrants, options or convertible or exchangeable securities of the Corporation where the Conversion Price had previously been adjusted pursuant to this Section 5 upon the initial issuance of such rights, warrants, options or convertible securities, (v) any issuance of Common Stock or other securities described in clauses (A), (B), (C) or (D) of Section(e)(i), (vi) the issuance of Common Stock pursuant to the Warrant granted in connection with the Supply Financing Agreement between the Company and the Hewlett-Packard Company, in an amount up to ten percent (10%) of the financing provided by such an agreement, or (vii) the issuance of warrants or options to subscribe for or to purchase
Common  Stock,  or  other   securities   convertible   into  or  exercisable  or
exchangeable for Common Stock, in connection with the issuance and sale by the Corporation of its high-yield debt securities if such shares of Common Stock issuable upon exercise or exchange thereof aggregate to two and one-half percent (2.5%) or less of the outstanding shares Common Stock on a fully diluted basis as of the date of their issuance or sale (calculated without regard to any issuance pursuant to Section 5(e)(ii)(B)).

                  (g) Change in Par Value. No adjustment need be made for a change in the par value of the Common Stock.

                  (h) Notice of Adjustments. Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Series C Preferred Stock a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

                  (i) Effect of Certain Transactions. In case of any consolidation or merger of the Corporation with any other entity (other than a wholly owned subsidiary of the Corporation), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that (i) holders of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and (ii) thereafter the provisions of these Articles of Amendment (including without limitation, Section 5 hereof) shall be binding upon the Person surviving such consolidation or merger, acquiring such assets or consummating such share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series C Preferred Stock the right to elect to receive the securities, cash or other assets into which the Series C Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.


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                  (j) Reservation of Shares.  The Corporation  shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding shares of Series C Preferred Stock. For purposes of this Subsection
(c), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

(k)      Valuation of Non-Cash Consideration.
         -----------------------------------

(i)      When  calculating  any adjustment to the  Conversion  Price pursuant to
         Section 5(e)(i) hereof, the value of any non-cash consideration received by the Corporation as proceeds upon the issuance of its securities shall be reasonably determined by the Board of Directors of the Corporation in good faith, which determination shall be final and binding.

                  (ii) When calculating whether any adjustment to the Conversion Price pursuant to Section 5(e)(ii) hereof is required to be made in connection with any Strategic Transaction, no such adjustment shall be made if the Board of Directors determines in good faith that the value of the total consideration received (or to be received) by the Company in such transaction equals or exceeds Conversion Price; provided that the Company issues or sells an aggregate of four percent (4%) or less of the outstanding shares Common Stock on a fully diluted basis as of the date of any such transaction. Prompt written notice of any such valuation by the Board of Directors shall be delivered to the holders of the Series C Preferred Stock prior to any such determination.

         Section 6.        Voting Rights.
                           -------------

         Each holder of shares of Series C Preferred Stock shall be entitled to that number of votes on all matters voted on by the stockholders of the Corporation (except votes by such stockholders to elect members to the Board of Directors of the Corporation), voting together as a single class, equal to the number of shares of Common Stock that such holder is entitled to receive upon conversion of such shares of Series C Preferred Stock. In addition to the foregoing or as otherwise required by law:

                  (a) General. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, voting together as a separate class, shall be necessary (i) to change (A) the rate or time of payment of any dividends on, (B) the time or amount of any redemption of, (C) the amount of any payments upon liquidation of the Corporation with respect to, (D) the priorities afforded by the provisions of Section 2(d) of this Article FOURTH for the benefit of, shares of Series C Preferred Stock, or
(E) the par value of the Series C Preferred  Stock,  (ii) to amend Section 6(a),
(b) or (c), (iii) to increase or decrease the number of authorized shares of Series C Preferred Stock, (iv) to authorize or issue any additional shares of Series C Preferred Stock (other than as provided in Section 2(a)), (v) to issue any Senior Securities or Parity Securities, or any security or obligations convertible into, or exchangeable for, any Senior Securities or Parity
Securities (other than as provided in Section 6(b)), or (vi) to reclassify Common Stock, or any other Junior Securities, into shares of Senior Securities or Parity Securities.

                  (b) The voting requirements contained in Section 6(a)(v) with regard to Parity Securities (or any securities or obligations convertible into, or exchangeable for, Parity Securities) shall not apply to the issuance of any such securities which (i) have an aggregate liquidation value of Fifty Million Dollars ($50,000,000) or less (which amount shall include the liquidation value of and any Parity Securities into which such securities are convertible or exchangeable), and (ii) are issued prior to December 31, 2000. In the event that any Parity Securities (or any securities or obligations convertible into, or exchangeable for, Parity Securities) are issued pursuant to this Section 6(b) and such Parity Securities (or Parity Securities which such securities or obligations are convertible into or exchangeable for) have any terms or other characteristics which are more favorable to their holders than those of the Series C Preferred Stock, such terms or other characteristics shall be deemed to apply equally to the Series C Preferred Stock, notwithstanding anything to the contrary contained in herein or in the Charter.

                  (c)      Board of Directors.
                           ------------------

                  (i) The holders of the Series C Preferred Stock, voting as a separate class (acting by majority vote), shall be entitled to vote to elect one (1) member to the Board of Directors of the Corporation, until such time as fifty percent (50%) of the shares of Series C Preferred Stock have been converted into shares of Common Stock.

                  (ii) The right to elect members of the Board of Directors of the holders of the Series C Preferred Stock contained in Section 6(c)(i) may be exercised at a special meeting of the holders of Series C Preferred Stock, called as provided below, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the Series C Preferred Stock holders in lieu of a meeting. The directors to be elected by the holders of the Series C Preferred Stock shall each serve for a term extending from the date of election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been duly elected and qualified, or until such time as fifty percent (50%) of the shares of Series C Preferred Stock have been converted into shares of Common Stock.

                  (iii) Any  director  elected  pursuant  to the  provisions  of
         Section 6(c)(i) hereof shall not be subject to removal unless such removal is approved by a majority vote of the holders of the Series C Preferred Stock; provided, however that such director may be removed by the vote of no less than fifty percent (50%) of the remaining members of the board for fraud or conviction of a felony which materially and adversely affects the Company.

                  (iv) If at any time a directorship to be filled by the holders of the Series C Preferred Stock shall be vacant, the Chief Executive Officer of the Corporation shall, upon the written request of the holders of record of shares representing at least twenty-five percent (25%) of the voting power of the shares of Series C Preferred Stock, call a special meeting of the holders of the shares of Series C Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation. If such meeting is not so called within ten
        (10) days after delivery of said written request, then the holders of record of shares representing at least twenty-five percent (25%) of the voting power of the shares of Series C Preferred Stock may designate in writing one of such holders to call such meeting at the expense of the Corporation. Such meeting may be called by such designated person upon the notice required for annual meetings of stockholders and shall be held at such place as specified or determined above. At any meeting held for the purpose of electing directors at which the holders of Series C Preferred Stock and any Parity Securities shall have the right to elect such directors as aforesaid, the presence in person or by proxy of the holders owning shares having at least a majority of the votes of Series C Preferred Stock and such Parity Securities shall be required to constitute a quorum of such Series C Preferred Stock and such Parity Securities. Any holder of record of shares of Series C Preferred Stock shall have access to the stock books of the Corporation for the purpose of calling a meeting of stockholders pursuant to these provisions.

                  (d) Action by Written Consent. Any action to be taken by the holders of Series C Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series C Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series C Preferred Stock entitled to vote thereon were present and voted.

         Section 7.        Certain Definitions.
                           -------------------

         For purposes of these Articles of Amendment, the following terms shall have the specified therefor:

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Common Stock" shall mean the common stock, $0.01 par value per share, of the Corporation.

         "Conversion Date" shall have the meaning set forth in Section 5(b) hereof.

         "Corporation"  shall  mean  U.S.  Wireless   Corporation,   a  Delaware
corporation, and shall include the surviving or transferee Person of U.S. Wireless Corporation in a merger or consolidation.

         "Default Period" shall have the meaning set forth in Section 6(c) hereof.

         "Dividend Reference Date" shall have the meaning set forth in Section 2(b) hereof.

         "Dividend Voting Rights Triggering Event" shall have the meaning set forth in Section 6(c) hereof.

         "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect.

         "Junior Security" means any shares of the Common Stock and any other class or series of stock of the Corporation which, by the terms of the Charter or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Charter, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series C Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets (including but not limited to any distribution of assets in connection with the liquidation of the Corporation).

         "Liquidation Value" of any share of Series C Preferred Stock as of any particular date shall, subject to the last two sentences of this paragraph, be equal to the sum of (i) $200 plus, (ii) to the extent not paid on any Dividend Reference Date and until thereafter so paid, all dividends which have accrued on such share of Series C Preferred Stock then outstanding during the period from and including the immediately preceding Dividend Reference Date (or from the date of issuance in the case of the initial Dividend Reference Date) to such Dividend Reference Date, plus (iii) dividends accrued from and including the next preceding Dividend Reference Date to but excluding the payment date in any liquidation, dissolution or winding up of the Corporation or the Redemption Date or date of conversion, as the case may be. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

         "Optional Redemption Event" means the earliest to occur of (i) June 1, 2004, or (ii) the date after the closing price for the Corporation's Common Stock has been $45.00 for a consecutive thirty (30) day period.

         "Parity Security" means any shares of any class or series of stock of the Corporation which, by the terms of the Charter or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Charter, shall fix the relative rights, preferences and limitations thereof, shall be on a parity with the Series C Preferred Stock in respect of the right to receive dividends and to participate in any distribution of assets (including but not limited to any distribution of assets in connection with the liquidation of the Corporation) other than by way of dividends.

         "Person" means any individual or any Entity.

         "Redemption Date" as to any share of Series C Preferred Stock means the date specified in the notice of redemption given pursuant to Section 4(a)(i).

         "Redemption Price" for any share of Series C Preferred Stock as of any particular date of determination shall be an amount equal to the Liquidation Value of such share of Series C Preferred Stock at such date.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect.

         "Senior Security" means any shares of any class or series of stock of the Corporation which, by the terms of the Charter or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Charter, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series C Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets (including but not limited to any distribution of assets in connection with the liquidation of the Corporation).

         "Strategic Transaction" means any material business agreement with any Person that is, or will thereby become, a customer, service provider or supplier of the Corporation.

         "Voting  Rights  Triggering  Event" shall have the meaning set forth in
Section 6(c) of these Articles of Amendment.

         Section 8.        Transfers; Registration of Transfers.
                           ------------------------------------

         The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a stock register for the registration of shares of Series C Preferred Stock of the Corporation. Subject to the requirements of applicable securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered), upon the surrender of any certificate representing shares of Series C Preferred Stock at such place together with appropriate stock powers therefor duly endorsed, the Corporation shall, at the request of the registered holder thereof, issue in exchange therefor a certificate or certificates representing in the aggregate the number of shares of Series C Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate). Each such new certificate shall be registered in such name and shall represent such number of shares of Series C Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and deliver of any certificate in a name other than that of the holder of the surrendered certificate.

         Section 9.        Replacement.
                           -----------

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder of a certificate evidencing shares of Series C Preferred Stock shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series C Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that, if the holder is a pension fund, insurance company or financial institution, its own unsecured agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10.       Other Provisions.
                           ----------------

                  (a) All notices from the Corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  (b) All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Corporation at the following address (or at such other address as the Corporation shall specify in a notice to holders of Series C Preferred Stock given in accordance with Section 10(a)): U.S. Wireless Corporation, 2303 Camino Ramon, Suite 200, San Ramon, California 94583, Attn.: David Klarman, Esq.

                  (c) Shares of this Series which have been redeemed, exchanged or otherwise acquired by the Corporation shall not be reissued as shares of Series C Preferred Stock and shall, after such redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series or until such shares are once more designated as part of a particular series (other than Series C Preferred Stock) by the Board of Directors.

                  (d)The shares of this Series shall be issuable in whole shares or in any fraction of a whole share.

                  (e) The Corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

                  (f) All notice periods referred to in these Articles of Amendment shall commence on the date of the mailing of the applicable notice if mailed, and on the date of delivery if personally delivered by personal courier.

                  (g) Subject to applicable law and except as otherwise expressly set forth herein, any determinations made in the exercise of the good faith business judgment of the Board of Directors under any provision of these Articles of Amendment shall be final and binding on all stockholders of the Corporation, including the holders of shares of this Series.

                  (h) Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate."

                                   [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chief Executive Officer on this 17th day of May, 2000.

                                                     U.S. WIRELESS CORPORATION



                                  By:
                                     ----------------------------------------
                                  Dr. Oliver Hilsenrath, Chief Executive Officer